Exhibit 4.10

SUPPLEMENTAL INDENTURE NO. 4

THIS SUPPLEMENTAL INDENTURE NO. 4 (this “Supplemental Indenture”), dated as of August 7, 2006, is among the Issuers (as defined in the Indenture), the Guarantors (as defined in the Indenture) and U.S. Bank Trust National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 10, 2005, providing for the issuance of the Issuers’ 10% Senior Subordinated Notes due 2015 (the “Notes”);

WHEREAS, the Indenture was amended by the Supplemental Indenture, dated April 15, 2005, among the Issuers, AMR Brockton L.L.C., the Guarantors and the Trustee (the “First Supplemental Indenture”), Supplemental Indenture No. 2, dated September 30, 2005, among the Issuers, Global Medical Response, Inc., the Guarantors and the Trustee (the “Second Supplemental Indenture”), and Supplemental Indenture No. 3, dated February 23, 2006, among the Issuers, Emergency Medical Services Corporation, the Guarantors and the Trustee (the “Third Supplemental Indenture”);

WHEREAS, the Indenture provides that the Issuers and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Correction of Incorrect Cross-Reference in Exhibit F of Indenture.  The references to “Section 10.02” and “Article 10” in Section 2(e) of Exhibit F to the Indenture shall be replaced with references to “Section 11.03” and “Article 11”, respectively.

3.             Correction of Incorrect Cross-Reference in the First Supplemental Indenture.  The references to “Section 10.02” and “Article 10” in Section 2(i) of the First Supplemental Indenture shall be replaced with references to “Section 11.03” and “Article 11”, respectively.

4.             Correction of Incorrect Cross-Reference in the Second Supplemental Indenture.  The references to “Section 10.02” and “Article 10” in Section 2(i) of the Second Supplemental Indenture shall be replaced with references to “Section 11.03” and “Article 11”, respectively.

5.             Correction of Incorrect Cross-Reference in the Third Supplemental Indenture.  The references to “Section 10.02” and “Article 10” in Section 2(e) of the Third Supplemental Indenture shall be replaced with references to “Section 11.03” and “Article 11”, respectively.

6.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMR HOLDCO, INC. n/k/a EMSC MANAGEMENT, INC.

By:	/s/ WILLIAM A. SANGER
Name:	William A. Sanger
Title:	Chief Executive Officer

EMCARE HOLDCO, INC.

By:	/s/ WILLIAM A. SANGER
Name:	William A. Sanger
Title:	Chief Executive Officer

EMERGENCY MEDICAL SERVICES L.P.
By: Emergency Medical Services Corporation, its general partner

By:	/s/ WILLIAM A. SANGER
Name:	William A. Sanger
Title:	Chief Executive Officer

AMERICAN MEDICAL RESPONSE, INC.

HANK’S ACQUISITION CORP.

FOUNTAIN AMBULANCE SERVICE, INC.

MEDLIFE EMERGENCY MEDICAL SERVICE, INC.

AMERICAN MEDICAL RESPONSE NORTHWEST, INC.

AMERICAN MEDICAL RESPONSE WEST

METROPOLITAN AMBULANCE SERVICE

AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE

DESERT VALLEY MEDICAL TRANSPORT, INC.

SPRINGS AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE OF COLORADO, INC.

INTERNATIONAL LIFE SUPPORT, INC.

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MEDEVAC MIDAMERICA, INC.

MEDEVAC MEDICAL RESPONSE, INC.

AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.

AMERICAN MEDICAL RESPONSE OF TEXAS, INC.

KUTZ AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE HOLDINGS, INC.

AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.

A1 LEASING, INC.

FLORIDA EMERGENCY PARTNERS, INC.

MOBILE MEDIC AMBULANCE SERVICE, INC.

METRO AMBULANCE SERVICE, INC.

METRO AMBULANCE SERVICE (RURAL), INC.

MEDIC ONE AMBULANCE SERVICES, INC.

AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC.

AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC.

AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.

TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC.

RANDLE EASTERN AMBULANCE SERVICE, INC.

MEDI-CAR SYSTEMS, INC.

MEDI-CAR AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.

PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.

MIDWEST AMBULANCE MANAGEMENT COMPANY

PARAMED, INC.

MERCY AMBULANCE OF EVANSVILLE, INC.

TIDEWATER AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE OF CONNECTICUT, INCORPORATED

AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC.

AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC.

AMBULANCE ACQUISITION, INC.

METRO AMBULANCE SERVICES, INC.

BROWARD AMBULANCE, INC.

ATLANTIC AMBULANCE SERVICES ACQUISITION, INC.

ATLANTIC/KEY WEST AMBULANCE, INC.

ATLANTIC/PALM BEACH AMBULANCE, INC.

SEMINOLE COUNTY AMBULANCE, INC.

LIFEFLEET SOUTHEAST, INC.

AMERICAN MEDICAL PATHWAYS, INC.

ADAM TRANSPORTATION SERVICE, INC.

ASSOCIATED AMBULANCE SERVICE, INC.

PARK AMBULANCE SERVICE INC.

FIVE COUNTIES AMBULANCE SERVICE, INC.

SUNRISE HANDICAP TRANSPORT CORP.

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STAT HEALTHCARE, INC.

LAIDLAW MEDICAL TRANSPORTATION, INC.

MERCY, INC.

AMERICAN INVESTMENT ENTERPRISES, INC.

LIFECARE AMBULANCE SERVICE, INC.

TEK, INC.

MERCY LIFE CARE

HEMET VALLEY AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA

MEDIC ONE OF COBB, INC.

PUCKETT AMBULANCE SERVICE, INC.

AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC

By: American Medical Response Mid-Atlantic, Inc., its sole member

REGIONAL EMERGENCY SERVICES, LP

By: Florida Emergency Partners, Inc., its general partner

PROVIDACARE, L.L.C.

By: American Medical Pathways, Inc., its sole member

AMR BROCKTON, L.L.C.

By: American Medical Response of Massachusetts, Inc., its manager

By:	/s/ RANDEL G. OWEN
Name:	Randel G. Owen
Title:	Vice President

EMCARE HOLDINGS INC.

EMCARE, INC.

EMCARE OF ALABAMA, INC.

EMCARE CONTRACT OF ARKANSAS, INC.

EMCARE OF ARIZONA, INC.

EMCARE OF CALIFORNIA, INC.

EMCARE OF COLORADO, INC.

EMCARE OF CONNECTICUT, INC.

EMCARE OF FLORIDA, INC.

EMCARE OF GEORGIA, INC.

EMCARE OF HAWAII, INC.

EMCARE OF INDIANA, INC.

EMCARE OF IOWA, INC.

EMCARE OF KENTUCKY, INC.

EMCARE OF LOUISIANA, INC.

EMCARE OF MAINE, INC.

EMCARE OF MICHIGAN, INC.

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EMCARE OF MINNESOTA, INC.

EMCARE OF MISSISSIPPI, INC.

EMCARE OF MISSOURI, INC.

EMCARE OF NEVADA, INC.

EMCARE OF NEW HAMPSHIRE, INC.

EMCARE OF NEW JERSEY, INC.

EMCARE OF NEW MEXICO, INC.

EMCARE OF NEW YORK, INC.

EMCARE OF NORTH CAROLINA, INC.

EMCARE OF NORTH DAKOTA, INC.

EMCARE OF OHIO, INC.

EMCARE OF OKLAHOMA, INC.

EMCARE OF OREGON, INC.

EMCARE OF PENNSYLVANIA, INC.

EMCARE OF RHODE ISLAND, INC.

EMCARE OF SOUTH CAROLINA, INC.

EMCARE OF TENNESSEE, INC.

EMCARE OF TEXAS, INC.

EMCARE OF VERMONT, INC.

EMCARE OF VIRGINIA, INC.

EMCARE OF WASHINGTON, INC.

EMCARE OF WEST VIRGINIA, INC.

EMCARE OF WISCONSIN, INC.

EMCARE PHYSICIAN PROVIDERS, INC.

EMCARE PHYSICIAN SERVICES, INC.

EMCARE SERVICES OF ILLINOIS, INC.

EMCARE SERVICES OF MASSACHUSETTS, INC.

EMCARE ANESTHESIA SERVICES, INC.

ECEP, INC.

COORDINATED HEALTH SERVICES, INC.

EM-CODE REIMBURSEMENT SOLUTIONS, INC.

EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.

EMERGENCY SPECIALISTS OF ARKANSAS, INC. II

FIRST MEDICAL/EMCARE, INC.

HEALTHCARE ADMINISTRATIVE SERVICES, INC.

OLD STAT, INC.

REIMBURSEMENT TECHNOLOGIES, INC.

STAT PHYSICIANS, INC.

THE GOULD GROUP, INC.

TIFTON MANAGEMENT SERVICES, INC.

TUCKER EMERGENCY SERVICES, INC.

HELIX PHYSICIANS MANAGEMENT, INC.

NORMAN BRUCE JETTON, INC.

PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC.

AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC.

EMERGENCY MEDICAL SERVICES CORPORATION

EMS MANAGEMENT LLC

By: EMSC Management, Inc. and EmCare HoldCo, Inc., its members

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PHYSICIAN ACCOUNT MANAGEMENT, INC.

PROVIDER ACCOUNT MANAGEMENT, INC.

CHARLES T. MITCHELL, M.D., INC.

GLOBAL MEDICAL RESPONSE, INC.

EMCARE OF MARYLAND LLC,

By: EmCare Holdings Inc. and EmCare, Inc., its members

By:	/s/ WILLIAM A. SANGER
Name:	William A. Sanger
Title:	Chief Executive Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ PAUL SCHMALZEL
Name:	Paul Schmalzel
Title:	Vice President

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